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Exhibit 99.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 11-K of the West Coast Bancorp (the "Company") 401(k) Plan (the "Plan") for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Laurie Ferris, as a member of the Administrative Committee for the Plan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits under the Plan.

                           Dated: June 27, 2003
                           -------------------------------------------------
                           /s/ Laurie Ferris
                           Vice President of the Company and
                           Member of the 401(k) Plan Administrative Committee

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this statement, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


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